FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Discloses Receipt of NASDAQ Notice

MICHIGAN CITY, Ind., March 10, 2023 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) – On March 6, 2023, Horizon Bancorp, Inc. (“Horizon Bancorp” or the “Company”) received a letter (the “Letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, as a result of not having timely filed its Annual Report on Form 10–K for the year ended December 31, 2022 (the “2022 Form 10–K”) by March 1, 2023 with the Securities and exchange Commission (the “SEC”), the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the SEC.

This notice from NASDAQ has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Select market. The Company has 60 days within which to submit a plan to NASDAQ showing how it intends to regain compliance. The Company intends to file its 2022 Form 10–K as soon as possible, and thereafter, believes it will be in compliance with all of the NASDAQ continued listing requirements.

Prior to receiving the Letter from NASDAQ, the Company believed it qualified as an “accelerated filer,” as defined in Rule 12b–2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore, the deadline for filing its 2022 Form 10–K was March 16, 2023. As a result, the Company planned to file its 2022 Form 10–K prior to such deadline. However, the Company has now concluded that it made a calculation error in computing its public float and that it instead qualifies as a “large accelerated filer” as defined in Rule 12b–2 under the Exchange Act for purposes of its 2022 Form 10–K. As a result, the filing deadline for the Company’s 2022 Form 10–K was March 1, 2023. The Company believes this is the first time in its history that it has failed to timely file a periodic report with the SEC or failed to satisfy a NASDAQ listing rule or requirement. The Company believes it is in compliance with all other NASDAQ listing standards and requirements. Notwithstanding the foregoing, the Company is reviewing its internal policies and procedures and updating them as necessary to ensure future compliance.

Consistent with the previous disclosures made by the Company in its Form 12b–25 filed with the SEC on March 10, 2023, the Company has identified material weaknesses in the Company’s internal controls over financial reporting relating to: (i) accounting revisions of previously issued financial statements with respect to the classification of sold commercial loan participation balances, the reporting of indirect loan dealer reserve asset balances and related amortization expense and the classification of certain available for sale and held to maturity securities from private labeled mortgage–backed pools to federal agency mortgage pool, which revisions were previously disclosed in the press release furnished as Exhibit 99.1 to the Company’s Form 8–K filed January 25, 2023 (the “Earnings Release”), disclosing the Company’s preliminary and unaudited results for the three and twelve months ended December 31, 2022, and the Company’s Form 10–Q filings during 2022, in addition to errors in previously issued financial statement disclosures relating to the transfer of available for sale to held to maturity securities and the cash flow classification of repurchases of outstanding stock from an investing activity to a financing activity, which will be disclosed for the first time in the 2022 Form 10–K, and (ii) a calculation error in the Company’s public float as noted above. The Company has already addressed (or expects that, by the filing of the 2022 Form 10–K, it will have addressed) all of these material weaknesses, and they will be further discussed in the 2022 Form 10–K.

The Company does not expect to report any material changes to its financial results previously reported in the Earnings Release.

Forward Looking Statements

This press release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward–looking statements. These forward–looking statements include, among other things, statements regarding the expected timing for the filing of the 2022 Form 10–K, the Company’s ability to regain compliance with NASDAQ’s requirements for continued listing, the findings of material weaknesses in the Company's internal control over financial reporting, the lack of material changes to the results included in the Earnings Release and related matters. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward–looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward–looking statements to reflect events or circumstances after the date hereof.

About Horizon Bancorp, Inc.

Celebrating 150 years, Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion–asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Contact:
Mark E. Secor, Chief Financial Officer
Phone: (219) 873–2611
Fax: (219) 874–9280